SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       March 25, 2010

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On March 25, 2010 we held our 2010 Annual Meeting of shareholders, at which time all matters submitted to a vote of our shareholders as described in the proxy statement we filed with the SEC on February 19, 2010 were approved. At the 2010 Annual Meeting, 26,991,973 shares were present, all by valid proxy, and our shareholders took the following actions:

Election of Directors - Our shareholders elected Randy S. Selman, Clifford Friedland, Alan M. Saperstein, Robert J. Wussler, Charles C. Johnston, Carl Silva and Leon Nowalsky to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified. The number of votes cast for each of these individuals is as set forth below:

	Shares For	Shares Against	Share Abstentions

Randy S. Selman	11,482,828	913,591	975,389
Clifford Friedland	11,502,780	893,639	975,389
Alan M. Saperstein	11,538,006	858,413	975,389
Robert J. Wussler	11,761,841	634,578	975,389
Charles C. Johnston	11,762,037	634,382	975,389
Carl Silva	11,761,562	634,857	975,389
Leon Nowalsky	11,731,551	664,868	975,389

13,620,165 of the shares that were present were not eligible to vote with respect to the election of directors (i.e., broker non-votes) and thus are not reflected in the above table.

Ratification of Independent Accountants - Our shareholders ratified the appointment of Mayer Hoffman McCann P.C. as our independent accountants. The vote totals were 25,876,522 shares for, 640,987 shares against, 474,462 share abstentions and 2 shares not voting.

Reverse Stock Split - Our shareholders approved an amendment to our Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, if necessary to maintain our NASDAQ listing, at a ratio between one-to-two and one-to-ten, to be determined at the discretion of the Board of Directors. The vote totals were 23,552,821 shares for, 2,823,759 shares against, 615,390 share abstentions and 3 shares not voting.

Increase Number of Authorized Common Shares - Our shareholders approved an amendment to our Articles of Incorporation to increase the number of authorized Onstream common shares from 75 million to 100 million (pre-split numbers), except in the event a reverse stock split is implemented that does not require the current number of authorized shares to be correspondingly reduced. The vote totals were 24,479,083 shares for, 2,463,808 shares against, 49,080 share abstentions and 2 shares not voting.

Increase Number of Shares in 2007 Equity Incentive Plan - Our shareholders approved an increase in the number of common shares authorized for issuance under our 2007 Equity Incentive Plan from 6 million to 12 million (pre-split numbers). The vote totals were 19,899,048 shares for, 7,008,490 shares against and 84,435 share abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
March 29, 2010		Robert E. Tomlinson, CFO